Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-33214, No. 333-47824, No. 333-136863 and No. 333-153772) on Form S-8 of Pinnacle Data Systems, Inc. of our report dated March 11, 2011 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Pinnacle Data Systems, Inc. for the year ended December 31, 2010.

/S/     MCGLADREY & PULLEN, LLP

Columbus, Ohio

March 11, 2011